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Exhibit 99.4

        ELANCO ANIMAL HEALTH INCORPORATED

Offer to Exchange

$500,000,000 principal amount of 3.912% Senior Notes due 2021, registered under the Securities
Act of 1933, for any and all outstanding 3.912% Senior Notes due 2021

(CUSIP Nos. 28414H AA1 and U2541F AA3)

$750,000,000 principal amount of 4.272% Senior Notes due 2023, registered under the Securities
Act of 1933, for any and all outstanding 4.272% Senior Notes due 2023

(CUSIP Nos. 28414H AC7 and U2541F AC9)

$750,000,000 principal amount of 4.900% Senior Notes due 2028, registered under the Securities
Act of 1933, for any and all outstanding 4.900% Senior Notes due 2028

(CUSIP Nos. 28414H AB9 and U2541F AB1)

Pursuant to the Prospectus dated                , 2019

        THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                2019, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:

        We are enclosing herewith a Prospectus, dated                , 2019 (the "Prospectus"), of Elanco Animal Health Incorporated, an Indiana corporation (the "Company"), and related Letter of Transmittal (which, together with the Prospectus, constitute the "Exchange Offers") relating to the offers by the Company to exchange (i) up to $500,000,000 aggregate principal amount of the Company's 3.912% Senior Notes due 2021 that have been registered under the Securities Act of 1933, as amended (the "Securities Act") (the "2021 Exchange Notes"), for a like amount of the Company's outstanding unregistered 3.912% Senior Notes due 2021 (the "2021 Original Notes"); (ii) up to $750,000,000 aggregate principal amount of the Company's 4.272% Senior Notes due 2023 that have been registered under the Securities Act (the "2023 Exchange Notes") for a like amount of the Company's outstanding unregistered 4.272% Senior Notes due 2023 (the "2023 Original Notes"); and (iii) up to $750,000,000 aggregate principal amount of the Company's 4.900% Senior Notes due 2028 that have been registered under the Securities Act (the "2028 Exchange Notes" and together with the 2021 Exchange Notes and the 2023 Exchange Notes, the "Exchange Notes") for a like amount of the Company's outstanding unregistered 4.900% Senior Notes due 2028 (the "2028 Original Notes" and together with the 2021 Original Notes and the 2023 Original Notes, the "Original Notes"), upon the terms and subject to the conditions set forth in the Exchange Offers.

        The Exchange Offers are not conditioned upon any minimum number of Original Notes being tendered.

        We are the holder of record of Original Notes held by us for your own account. A tender of such Original Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.

        We request instructions as to whether you wish to tender any or all of the Original Notes held by us for your account pursuant to the terms and conditions of the Exchange Offers. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

 Instructions with Respect to the Exchange Offers

        The undersigned hereby acknowledges receipt of the Prospectus and the accompanying Letter of Transmittal relating to the exchange of the Original Notes for the Exchange Notes, which have been registered under the Securities Act, upon the terms and subject to the conditions set forth in the Exchange Offers.

        This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offers with respect to the Original Notes held by you for the account of the undersigned.

        The aggregate principal amount of the Original Notes held by you for the account of the undersigned is (fill in an amount):

    $                 of the 3.912% Senior Notes due 2021

    $                 of the 4.272% Senior Notes due 2023

    $                 of the 4.900% Senior Notes due 2028

        With respect to the Exchange Offers, the undersigned hereby instructs you (check appropriate box):

        ☐ To tender the following Original Notes held by you for the account of the undersigned (insert aggregate principal amount of Original Notes to be tendered (if any):

    $                 of the 3.912% Senior Notes due 2021

    $                 of the 4.272% Senior Notes due 2023

    $                 of the 4.900% Senior Notes due 2028

        ☐ Not to tender any Original Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited the representations that:

  •
  the Exchange Notes to be acquired in connection with the Exchange Offers by each beneficial owner of the Original Notes are being acquired by such beneficial owner in the ordinary course of business of such beneficial owner;

  •
  each beneficial owner is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes;

  •
  each beneficial owner acknowledges and agrees that any person participating in the Exchange Offers for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and cannot rely on the position of the staff of the Securities and Exchange Commission (the "Commission") set forth in the applicable no-action letters, see "The Exchange Offers—Resales of Exchange Notes" in the Prospectus, and that a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the Commission;

  •
  if the beneficial holder is a broker-dealer, such beneficial holder represents that it acquired the Original Notes for its own account as a result of market making or other trading activities (other than the Original Notes acquired directly from the Company), and that it will deliver a prospectus in connection with any resale of Exchange Notes acquired in the Exchange Offers;

  •
  if the beneficial holder is a broker-dealer and receives Exchange Notes pursuant to the Exchange Offers it shall notify the Company before using the Prospectus in connection with any sale or transfer of the Exchange Notes;

  •
  no such beneficial owner is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company or of any of the Company's subsidiaries; and

  •
  in connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties set forth in the Letter of Transmittal.

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

3

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  Exhibit 99.4
Instructions with Respect to the Exchange Offers